UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/12/2013

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 12, 2013, Cytec Industries Inc. (the “Company”) issued $400 million aggregate principal amount of its 3.50% senior unsecured notes due 2023 (the “Notes”) in a registered public offering pursuant to an Underwriting Agreement, dated February 26, 2013 (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Exhibit A thereto. The Notes were registered by the Company under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-186862). The Underwriting Agreement was previously filed as Exhibit 1.1 to the Form 8-K filed on February 28, 2013, by the Company and is incorporated by reference herein.

The Notes were issued pursuant to an indenture, dated as of March 15, 1998, as amended by the First Supplemental Indenture, dated as of May 11, 1998 and the Third Supplemental Indenture, dated as of March 12, 2013 (together, the “Indenture”), between the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, National Association, as successor to PNC Bank, National Association, as trustee.

The Notes bear interest at a rate of 3.50% per annum and mature on April 1, 2023. Interest will be payable semiannually in arrears on April 1 and October 1 of each year, beginning October 1, 2013. The Notes are the Company’s senior unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness. The Notes will rank senior in right of payment to any future indebtedness that specifically is subordinated to the Notes and will be effectively subordinated to any existing and future secured indebtedness.

If a change of control triggering event (as defined in the Indenture) occurs, the Company will be required to make an offer to repurchase the Notes in cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. The Notes may be redeemed, in whole or in part, at the Company’s option at any time or from time to time. If the Company chooses to redeem the Notes on any redemption date before January 1, 2023, the redemption price for the Notes will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued and unpaid to, but not including, the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture), plus 30 basis points plus accrued and unpaid interest on the Notes to, but not including, the redemption date. If the Company chooses to redeem the Notes on or after January 1, 2023, the Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be so redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. A copy of the Form of Note and the Third Supplemental Indenture is attached as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

On March 12, 2013, the Company announced amendments to the terms of its currently pending cash tender offers (the “Tender Offers”) for up to $175,000,000 aggregate principal amount of its notes, including up to $125,000,000 of its 6.0% Notes due October 1, 2015 (the “2015 Notes”) and up to $50,000,000 of its 8.95% Notes due July 1, 2017 (the “2017 Notes”, together with the 2015 Notes, the “Securities”). Pursuant to the amendments, (i) the maximum aggregate principal amount of the Securities to be accepted will be $200,000,000, including up to $125,000,000 of the 2015 Notes, with no corresponding maximum principal amount to be accepted with respect to the 2017 Notes, and (ii) the 2015 Notes will be assigned acceptance priority level 1 and the 2017 Notes will be assigned acceptance priority level 2. In addition, the Company announced the early tender results of the Tender Offers. As of March 11, 2013 at 5:00 p.m., $107,751,000 aggregate principal amount of the 2015 Notes and $85,108,000 aggregate principal amount of the 2017 Notes had been validly tendered and not validly withdrawn. A copy of the press release dated March 12, 2013 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also on March 12, 2013, the Company announced the total consideration and tender offer consideration of the Tender Offers. A copy of the press release dated March 12, 2013 is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

4.1	Form of Note for the Registrant’s 3.50% Notes due 2023.

4.2	Third Supplemental Indenture between the Company and The Bank of New York Mellon, as trustee, dated March 12, 2013.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release dated March 12, 2013.

99.2	Press Release dated March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: March 12, 2013	By:	/s/ Roy Smith

Roy Smith, Esq.
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Form of Note for the Registrant’s 3.50% Notes due 2023.

4.2	Third Supplemental Indenture between the Company and The Bank of New York Mellon, as trustee, dated March 12, 2013.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release dated March 12, 2013.

99.2	Press Release dated March 12, 2013.